                                                                EXHIBIT 10.50(n)

                                LICENSE AGREEMENT


                               Dated 11 March 1997


                                     between


                          ADVANCED MICRO DEVICES, INC.,

                            AMD SAXONY HOLDING GMBH,

                                       and

                          AMD SAXONY MANUFACTURING GMBH


================================================================================

                                LICENSE AGREEMENT

     This LICENSE AGREEMENT (this "Agreement") dated as of 11 March, 1997 is between:

     (1) Advanced Micro Devices, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America, with its principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America ("AMD Inc.");

     (2) AMD Saxony Holding GmbH, a Gesellschaft mit beschrankter Haftung organized and existing under the laws of Germany and registered in the Commercial Register of the Dresden County Court, HRB 13931 ("AMD Holding"); and

     (3) AMD Saxony Manufacturing GmbH, a Gesellschaft mit beschrankter Haftung organized and existing under the laws of Germany and registered in the Commercial Register of the Dresden County Court, HRB 13186 ("AMD Saxonia").

                                    RECITALS

     WHEREAS, AMD Saxonia is a wholly-owned Subsidiary (such and other capitalized terms having the meanings assigned thereto in Section 1 below) of AMD Holding, which in turn is a wholly-owned Subsidiary of AMD Inc.;

     WHEREAS, AMD Inc., AMD Holding and AMD Saxonia are currently involved in the initial planning stages of a project pursuant to which AMD Saxonia will construct, own and operate inter alia a manufacturing plant to manufacture Wafers using high-volume semiconductor wafer fabrication processes and an adjoining research and development center, each of which is to be located in Dresden, Germany (collectively referred to as the "Plant"); and

     WHEREAS, AMD Inc. and AMD Holding are entering into an AMD Holding Wafer Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Holding Wafer Purchase Agreement"), pursuant to which, among other things, AMD Inc. will agree to purchase from AMD Holding, and AMD Holding will agree to supply on an exclusive basis to AMD Inc., all Products as are ordered from time to time by AMD Inc. from AMD Holding, in each case on the terms and conditions of the AMD Holding Wafer Purchase Agreement; and

     WHEREAS, concurrently herewith, AMD Holding and AMD Saxonia are entering into an AMD Saxonia Wafer Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Saxonia Wafer Purchase Agreement"; together with the AMD Holding Wafer Purchase Agreement, the "Wafer Purchase Agreements"), pursuant to which, among other things, AMD Holding will agree to purchase from AMD Saxonia, and AMD Saxonia will agree to manufacture and sell to AMD Holding, on an exclusive basis, such Products, all on the terms and conditions of the AMD Saxonia Wafer Purchase Agreement; and

     WHEREAS, concurrently herewith, AMD Inc. and AMD Holding are entering into an AMD Holding Research, Design and Development Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Holding Research Agreement"), and AMD Holding and AMD Saxonia concurrently herewith are entering into an AMD Saxonia Research, Design and Development Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD Saxonia Research Agreement"; together with the AMD Holding Research Agreement, the "Research Agreements") pursuant to which AMD Holding will provide certain research, design and development Services and Design Activities relating to semiconductor products to AMD Inc., and pursuant to which AMD Holding will obtain AMD Saxonia's assistance in providing such Services and Design Activities, in each case on the terms and subject to the conditions of the relevant Research Agreement; and

     WHEREAS, in furtherance of the AMD Saxonia Research Agreement, all rights, title and interest in and to the Developed Intellectual Property shall at all times be vested solely in AMD Inc.; and

     WHEREAS, it is a condition to the parties entering into the Purchase Agreements that AMD Inc. grant to AMD Saxonia a perpetual, royalty-free, non-exclusive license to use the Developed Intellectual Property at the Plant to design, develop, manufacture, use, distribute and sell products other than the Products, all on the terms and subject to the conditions contained herein; and

     WHEREAS, concurrently herewith, AMD Saxonia is entering into that certain Loan Agreement (the "Loan Agreement") among Dresdner Bank AG, as Agent and Security Trustee (the "Agent"), and certain other financial institutions named in the Loan Agreement, pursuant to which such institutions will make loans from time to time to AMD Saxonia on the terms and conditions set forth therein; and

     WHEREAS, as the capital stock of AMD Saxonia and all or substantially all of AMD Saxonia's property and assets are being pledged as security for the full and timely performance by AMD Saxonia of all of its obligations under the Loan Agreement, the parties wish to clarify certain questions relating to the ownership of various intellectual property used in the operation of the Plant and/or developed by AMD Saxonia under the AMD Saxonia Research Agreement and to identify certain permitted uses of the Plant and such intellectual property following termination of the Service Agreements.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     Section 1. Definitions. The following terms shall, unless the context
                -----------
requires otherwise, have the respective meanings assigned to them as follows:

     (a) "Affiliates" means, with respect to any Person, a Person which, directly or indirectly, controls, is controlled by, or is under common control with, such other Person; and, for purposes of this definition, the concept of "control," with respect to any Person, signifies the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, the possession of voting rights, by contract, or otherwise; provided that FASL shall
                                                        --------
be deemed to be an Affiliate of AMD Inc. for purposes of this Agreement;

     (b) "Agent" means Dresdner Bank AG, as Agent under the Loan Agreement, including any successor to Dresdner Bank AG in that capacity;

     (c) "AMD Companies" means the Subsidiaries of AMD Inc. other than AMD Saxonia;

     (d) "AMD Saxonia Persons" means the directors, officers, employees, self-employed consultants or sub-contractors, and agents of AMD Saxonia;

     (e) "Banks" means, collectively, the Agent and the other financial institutions named in the Loan Agreement.

     (f) "Beneficiary" shall mean each of the Banks, any receiver appointed to operate the Plant and any third party purchaser of the capital stock of or all or substantially all of the assets of AMD Saxonia;

     (g) "Confidential Information" means confidential technical information relating to the Proprietary Product Know-how or to the design, manufacture, use and sale of Products and Improvements as well as other non-public business information relating to AMD Inc. and the AMD Companies, including, but not limited to, non-public business plans, marketing plans, sales data and customer lists; provided that such information is of a nature that would be treated by a
       --------
reasonable recipient under arms-length circumstances as confidential, regardless of whether provided in writing or orally;

     (h) "Design Activity" means the activities of AMD Saxonia to provide the Services, including without limitation to research, design and develop custom circuits, schematics and layouts and such other activities as shall from time to time be requested of it pursuant to the AMD Saxonia Research Agreement;

     (i) "Developed Intellectual Property" means all intellectual property, including, but not limited to, ideas, conceptions and inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), copyrights (whether or not registered), copyrighted or copyrightable works, mask works or registrations thereof, software, semi-conductor topography rights, know-how, trade secrets, manufacturing and production processes and techniques, research and development information and other confidential technical information, which intellectual property was made, conceived or actually or constructively reduced to practice prior to the termination of the AMD Saxonia Research Agreement, to the extent such intellectual property was developed wholly by AMD Saxonia or an AMD Saxonia Person for AMD Saxonia or, with respect to such intellectual property as is incapable of division into discreet items, where AMD Saxonia or an AMD Saxonia Person working for AMD Saxonia expended at least 50% of the quantitative or qualitative man-hours expended in the development thereof;

     (j) "FASL" means Fujitsu AMD Semiconductor Limited, a joint venture organized under the laws of Japan between AMD Inc. and Fujitsu Limited;

     (k) "Improvements" means any and all developments, enhancements, improvements, upgrades, modifications, updates (including error corrections), translations and derivative works developed prior to the termination of the AMD Saxonia Research Agreement with respect to Products;

     (l) "Information Residuals" means all information which (i) is remembered by an AMD Saxonia Person after having been exposed thereto in connection with his or her duties at AMD Saxonia either before or during the term of the AMD Saxonia Wafer Purchase Agreement or the AMD Saxonia Research Agreement, and (ii) pertains to the general operation, calibration, configuration and functionality of the equipment, facilities and fixtures in the Plant or pertains to the processes, methods, techniques and materials used in connection with the manufacture of semiconductor products; provided, however, that Information
                                       -----------------
Residuals shall not include any specific design aspects of the Products (or any part thereof), nor shall it include any Proprietary Product Know-how;

     (m) "Loan Agreement" has the meaning set forth in the Recitals hereof, as may be amended, supplemented or otherwise modified from time to time;

     (n) "Loan Agreement Termination Date" means the first day on which (i) no obligations of AMD Saxonia are then owing under the Loan Agreement and all principal of and accrued interest on any loans under the Loan Agreement have been paid or repaid (as the case may be) in full, and (ii) the Banks have no further commitments of any kind to extend credit to AMD Saxonia under the Loan Agreement;

     (o) "Management Service Agreement" means, together, that certain Management Service Agreement dated as of January 1, 1996 and that certain letter agreement dated April 9, 1996 between AMD Inc. and AMD Saxonia, as amended and restated by AMD Inc., AMD Holding and AMD Saxonia as of the date hereof, and as such amended and restated agreement may be further amended, supplemented or otherwise modified from time to time;

     (p) "Non-Proprietary Know-how" means all knowledge and information relating to the design, manufacture, use and sale of semiconductor products which does not constitute Proprietary Product Know-how or Confidential Information;

     (q) "Person" means an individual, partnership, joint venture, trustee, trust, corporation, unincorporated association or other entity, or a government, state or agency or political subdivision thereof;

     (r) "Plant" means, collectively, the "Plant" and the " Design Center," as those terms are defined in the AMD Saxonia Wafer Purchase Agreement.

     (s) "Post Research Agreement AMD Saxonia Developed Improvements" means any and all improvements to the Developed Intellectual Property, which are made, conceived or actually or constructively reduced to practice by AMD Saxonia after the termination of the AMD Saxonia Research Agreement;

     (t) "Post Research Agreement AMD Saxonia Developed Intellectual Property" means any and all intellectual property independently made, conceived or actually reduced to practice by AMD Saxonia after the termination of the AMD Saxonia Research Agreement.

     (u) "Products" means Wafers containing identical individual circuits meeting Specifications which have been supplied to AMD Saxonia by or on behalf of AMD Holding in accordance with the AMD Saxonia Wafer Purchase Agreement.

     (v) "Proprietary Product Know-how" means all knowledge and information of AMD Inc. or of any of the AMD Companies, including show-how, methods, techniques, procedures, formulations, formulae, assembly, installation, operating and quality control procedures and manuals, quality control standards, technical information, technical and product specifications, equipment requirements, writings, plans, drawings, designs, layouts, data, equipment, descriptions, masks, mask works, systems, toolings, software, data, copyrightable material, trade secrets, customer lists, inventions (whether patentable or not), improvements, developments and discoveries relating to the design, fabrication, manufacture, use and sale of Products, including the implementation of circuit design on such Products, such testing procedures as are proprietary to AMD Inc., the cutting and sorting of the individual circuits or die on such Products and the packaging and testing of such die, which knowledge and information, or any part thereof: (i) derives independent economic value from not being known to, and not being readily ascertainable by proper means of, other Persons who can obtain economic value from its disclosure; and
(ii) is the subject of efforts that would be reasonable under arms-length circumstances to maintain its secrecy.

     (w) "Proprietary Technical Documentation" means all documentation (including that recorded in electronic media) relating to the Proprietary Product Know-how, including, but not limited to, process recipe books, flow charts, data bases, lab books, programs, software, formulae, diagrams, specifications, drawings, sketches, schematics, plans, models, blueprints and design materials. Proprietary Technical Documentation shall not include any documentation that pertains to the general operation of the equipment in the Plant or operation of the Plant itself, such as maintenance histories, service logs and manuals and operating manuals;

     (x) "Service Agreements" means the Wafer Purchase Agreements, the Research Agreements, and the Management Service Agreement;

     (y) "Services" means the research, design and development services to be performed by AMD Saxonia under the AMD Saxonia Research Agreement;

     (z) "Specifications" means, with respect to a Product, the tooling, masks, mask-works, specifications, blueprints, drawings, assembly instructions and other instructions required for the manufacture of that Product;

     (aa) "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the total voting power of shares of stock or other ownership interest entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

     (bb) "Wafer" means a silicon wafer onto which many identical individual integrated circuits have been etched or otherwise imprinted.

     Section 2. Ownership of Intellectual Property.
                ----------------------------------
     (a) Each of AMD Holding and AMD Saxonia acknowledges and agrees that it shall promptly disclose to AMD Inc. any and all intellectual property made, conceived or actually or constructively reduced to practice by it and its Affiliates prior to the termination of the Service Agreements and that AMD Inc. shall have all ownership rights, title and interest in and to such intellectual property, subject to the grant of license contained in Section 3 hereof. Each of AMD Holding and AMD Saxonia further acknowledges and agrees that it is engaged under its respective Service Agreement in work for hire and hereby assigns to AMD Inc. any and all such intellectual property referred to in the preceding sentence; provided, that to the extent any such intellectual property comprises copyrights which, for purposes of German law, cannot be so assigned, each of AMD Holding and AMD Saxonia hereby grants and assigns to AMD Inc., to the fullest extent permitted by applicable law and on a fully-paid and royalty-free basis, the exclusive right to exploit such copyright worldwide for the entire duration of such copyright, including without limitation the right to assign or license such right to any other Person on an exclusive or non-exclusive basis, as the case may be. Each of AMD Holding and AMD Saxonia agrees to assist AMD Inc., at AMD Inc.'s expense, in every proper way to enable AMD Inc. to obtain, perfect, defend and enforce its rights in and to all such intellectual property in any and all countries, including by the disclosure to AMD Inc. of all pertinent information and dates with respect thereto and the execution of all applications, specifications, declarations, oaths, assignments, licenses and all other instruments which are, or AMD Inc. shall deem, necessary, in order to apply for and obtain copyright protection, mask or mask-work registration and/or letters patent and/or in order to assign and convey to AMD Inc., its successors, assigns and nominees, sole and exclusive rights, title and interest in and to such intellectual property by copyrights, mask works, patent applications, patents or other forms of industrial or intellectual property protection.

     (b) Each of AMD Holding's and AMD Saxonia's obligation to execute (or cause to be executed) instruments or papers such as those described in Section 2(a) shall continue after the termination of this Agreement and any Service Agreement with respect to any and all copyrights, masks, mask works, inventions and/or other industrial or intellectual property rights owned by, assigned to or required to be assigned to AMD Inc. under the provisions of this Agreement. Each of AMD Holding and AMD Saxonia agrees that, if testimony or information relative to any of said matters or related to any interference or litigation is required by AMD Inc. either during the term of this Agreement or any Service Agreement or following such termina tion, it shall give all information and testimony and do all things reasonably requested of it that it may lawfully do; provided that, if such matters shall be
                                         --------
required of it, it will receive reasonable compensation from AMD Inc. for its costs and time so consumed.

     (c) Each of AMD Holding and AMD Saxonia agrees that, prior to the termination of its respective Service Agreements, any employee inventions of its respective employees, as defined in the "Employee Invention Law" shall be claimed by it within the time limits set by law. Each of AMD Holding and AMD Saxonia agrees that it shall use all reasonable efforts to obtain, to the fullest extent permitted by law, exclusive rights for AMD Inc. for such employee inventions. Each of AMD Holding and AMD Saxonia further agrees that for free inventions, as defined in the Employee Invention Law, of its employees, it shall, on request of AMD Inc., acquire for AMD Inc. a non-exclusive right to use such free invention. The calculation and payment of the amount of any consideration for employee inventions qualifying under the Employee Invention Law shall be the responsibility of AMD Holding or AMD Saxonia as applicable.

     (d) AMD Saxonia hereby acknowledges and agrees that, except to the extent that such intellectual property qualifies as Developed Intellectual Property so as to be covered by the license set forth in Section 3 hereof, AMD Saxonia shall have no rights to use any intellectual property partially made, conceived, or actually or constructively reduced to writing by AMD Saxonia during the term of the AMD Saxonia Research Agreement or the AMD Saxonia Wafer Purchase Agreement.

     (e) In accordance with the terms of this Agreement and the Service Agreements, the parties hereto acknowledge and agree that all right, title and interest in and to the Developed Intellectual Property and the Proprietary Product Know-how shall at all times be vested solely in AMD Inc. and that no rights or licenses, express or implied, are granted by this Agreement other than as expressly granted in Section 3 hereof.

     (f) Each of AMD Holding and AMD Saxonia agrees that, from the date of termination of its respective Service Agreements, it shall discontinue all use of Confidential Information including all Proprietary Product Know-how and Proprietary Technical Documentation, unless otherwise agreed upon in writing with AMD Inc., and that it will, and will cause its Affiliates to, make available to AMD Inc. all such documents containing Confidential Information for removal in accordance with the terms of Section 9 hereof.

     (g) AMD Inc. hereby acknowledges and agrees that it and the AMD Companies shall have no right, title or interest in or to any Post Research Agreement AMD Saxonia Developed Intellectual Property or Post Research Agreement AMD Saxonia Developed Improvements and that AMD Saxonia shall be entitled to apply for and exploit, at its own expense, any patent or other intellectual property protection for any such Post Research Agreement AMD Saxonia Developed Intellectual Property.

     (h) In addition, AMD Inc. hereby waives, and agrees to cause each other AMD Company to waive, any and all rights, claims and/or causes of action such entity now has or in the future may have against AMD Saxonia, its successors and assigns, or against a Beneficiary, based on: (i) its use, in any manner whatsoever, of any Non-Proprietary Know-how or of

Information Residuals; (ii) its use, within the scope of the license granted in
Section 3(a) hereof, of the Developed Intellectual Property; or (iii) its use, in any manner whatsoever, of Post Research Agreement AMD Saxonia Developed Improvements or Post Research Agreement AMD Saxonia Developed Intellectual Property. The preceding sentence notwithstanding, AMD Inc. does not waive any rights, claims or causes of action based on the infringement and/or misappropriation of any patents, copyrights, mask works, trademarks and trade secrets, whether registered or not, which are owned by AMD Inc. or by an Affiliate of AMD Inc. other than AMD Saxonia and not licensed to AMD Saxonia hereunder; provided, however, that the use of Information Residuals shall not be deemed to constitute an infringement and/or misappropriation of any intellectual property rights of AMD Inc. or any AMD Company.

     (i) Anything in this Agreement to the contrary notwithstanding, nothing contained herein shall prohibit or restrain in any way AMD Saxonia from using any know-how which has become publicly known other than through the action or breach by AMD Saxonia, an AMD Saxonia Person or a Beneficiary of this Agreement.

     (j) AMD Inc. shall pay any fees for the registration, maintenance and renewal of any of the Developed Intellectual Property. Notwithstanding the foregoing, AMD Inc. shall not be obliged to maintain any registration relating to the Developed Intellectual Property which, in its sole discretion, does not justify the expense of maintenance. Before allowing any registration relating to the Developed Intellectual Property to lapse, however, AMD Inc. shall give AMD Saxonia at least thirty (30) days' prior notice of its intention to allow such registration to lapse and shall (if the whole of the rights in such Developed Intellectual Property are exclusively owned by AMD Inc.) offer to AMD Saxonia an assignment thereof for nominal consideration; provided that all expense of any such transfer or assignment shall be borne solely by AMD Saxonia. In addition, to the extent AMD Inc. in its sole discretion determines not to pursue any material registrable but as yet unregistered copyright or patent forming a part of the Developed Intellectual Property and if such copyright or patent is capable of being pursued, AMD Inc. shall notify AMD Saxonia promptly after AMD Inc.'s decision not to pursue such copyright or patent, and AMD Saxonia may, at its option, take any necessary actions at its sole expense to pursue such copyright design or patent in AMD Inc.'s name.

     Section 3. Grant of License.
                ----------------

     (a) AMD Inc. hereby grants to AMD Saxonia and AMD Saxonia hereby accepts, upon the terms and conditions herein set forth, a perpetual, worldwide, fully-paid, royalty-free, non-exclusive license to: (i) use the Developed Intellectual Property to design, develop, manufacture and/or assemble at the Plant products other than the Products or Improvements; (ii) use the Developed Intellectual Property in the marketing, distribution and sale, throughout the world, of products manufactured at the Plant incorporating, or assembled at the Plant using, such Developed Intellectual Property; and (iii) (x) create and produce at the Plant derivative works of the Developed Intellectual Property,
(y) use such derivative works for the design, development, manufacture and/or assembly of products at the Plant and (z) market, distribute and sell, throughout the World, products manufactured or assembled at the Plant incorporating some or all of such derivative works.

     (b) AMD Saxonia shall observe reasonable requirements of AMD Inc. and all requirements of applicable laws with respect to the marking of any product covered by a claim of a patent or copyright which is part of the Developed Intellectual Property and which is incorporated in any product manufactured, sold or otherwise transferred by AMD Saxonia. In the event that such marking of such a product is not feasible, AMD Saxonia shall observe the reasonable requirements of AMD Inc. and all requirements of applicable laws with respect to the marking of any packaging and advertising, sales or technical literature pertaining thereto, including without limitation with words and numbers identifying the patents applicable thereto.

     (c) It is hereby acknowledged and agreed that AMD Saxonia shall have no right to use any trademark or service mark of AMD Inc. without the prior written consent of AMD Inc. or as expressly contemplated in the AMD Saxonia Wafer Purchase Agreement (and, if such consent is given by AMD Inc., AMD Saxonia shall only use such trademarks or service marks on any AMD Saxonia products that are sold to AMD Inc. and/or under AMD Inc.'s supervision).

     Section 4. Royalties. The license and rights granted to AMD Saxonia
                ---------
hereunder shall be royalty free, and AMD Saxonia shall have no obligations to pay royalties, license fees or other fees to AMD Inc. or its Subsidiaries or Affiliates in connection with (i) AMD Saxonia's use of the license and rights granted to it pursuant to this Agreement or (ii) the grant of the licenses and rights hereunder.

     Section 5. Permitted Uses. Anything herein to the contrary notwithstanding,
                --------------
the parties hereby acknowledge and agree that, following the termination of the AMD Saxonia Wafer Purchase Agreement, the operation of the Plant by AMD Saxonia, its successors and assigns, or by a Beneficiary shall not, absent a separate infringement or other unlawful violation, under this Agreement or otherwise, of a proprietary, substantial and identifiable right of AMD Inc. or of any AMD Company, constitute: (i) a breach of the terms of this Agreement or of any of the Service Agreements, or (ii) an infringement upon any intellectual property right of AMD Inc. or another AMD Company.

     Section 6. Infringement Procedures.
                -----------------------

     (a) In the event AMD Saxonia has actual knowledge of (i) any products or processes that may infringe or misappropriate or in any way adversely affect AMD Inc.'s right in and to any of the Developed Intellectual Property, or (ii) any actual or potential challenge to or claim against its or AMD Inc.'s use of any of the Developed Intellectual Property, AMD Saxonia will promptly give notice thereof (including reasonable details) to AMD Inc. In the event that AMD Inc. elects to undertake any demand, suit or other action on account of any actual or suspected infringement, or any defense of any such challenge or claim, AMD Saxonia shall cooperate fully, as AMD Inc. may reasonably request and at AMD Inc.'s expense, in connection with any such demand, suit, action or defense; provided that nothing herein shall obligate AMD Inc. or AMD Saxonia to make any such demand, suit, action or defense.

     (b) AMD Inc. may at any time instruct AMD Saxonia that AMD Saxonia's use of any of the Developed Intellectual Property must be modified or discontinued, whereupon AMD Saxonia shall immediately modify or discontinue (as the case may be) such Developed

Intellectual Property in accordance with such notification at AMD Saxonia's sole expense; provided that (i) AMD Inc. consults with AMD Saxonia prior to making such instruction, and (ii) AMD Inc. reasonably believes that AMD Saxonia's continued use of such Developed Intellectual Property may cause AMD Inc. and/or another AMD Company to incur liability or expense or may otherwise have an adverse effect on the market or competitive position (other than with respect to AMD Saxonia) of AMD Inc. or one or more other AMD Company; provided, further, that AMD Inc. shall modify or discontinue its use of the Developed Intellectual Property to the same extent that AMD Inc. requires AMD Saxonia to modify or discontinue AMD Saxonia's use of such Developed Intellectual Property under this
Section 6(b).

     Section 7. Confidentiality.
                ---------------

     (a) AMD Saxonia shall hold all Confidential Information in strict confidence and shall not disclose and shall cause the AMD Saxonia Persons not to disclose any such Confidential Information to any Person without the prior written consent of AMD Inc., except to the extent: (i) specifically required by applicable law, by this Agreement, by the Service Agreements or by the Loan Agreement (ii) such Confidential Information is or becomes generally available to the public other than as a result of a disclosure by AMD Saxonia, one of the AMD Saxonia Persons or a Beneficiary, (iii) such Confidential Information becomes available to AMD Saxonia on a non-confidential basis from a third party (not including any Subsidiary or Affiliate of AMD Inc.) provided such third party is not bound by confidentiality agreements or by legal, fiduciary or ethical constraints on disclosure of such information; or (iv) the recipient is a Beneficiary or a legal or other professional advisor to AMD Saxonia and, in any such case, is either bound by legal, fiduciary or ethical constraints on disclosure of such information, or agrees (for the benefit of AMD Inc.) to hold such Confidential Information in confidence on the terms of this Section 7. The parties hereto agree that, the foregoing notwithstanding, to the extent AMD Holding requests that AMD Saxonia perform Design Activities and/or Services under the AMD Saxonia Research Agreement in conjunction with a third party, AMD Saxonia may disclose Confidential Information to such third party to the extent reasonably necessary or desirable for purposes of such Design Activities and Services; provided that such third party enters into a confidentiality undertaking in form and substance reasonably satisfactory to AMD Inc.

     (b) Subject to compliance with the terms of Sections 21 and 22 hereof, AMD Saxonia agrees and acknowledges that money damages would not be sufficient remedy for any breach of this Section 7 by AMD Saxonia and that AMD Inc. shall be entitled to injunctive relief, specific performance and/or any other appropriate equitable remedy.

     (c) AMD Inc. hereby waives, and agrees to cause all other AMD Companies to waive, any and all rights, claims and/or causes of action such entity now has or in the future may have against AMD Saxonia, its successors and assigns, or against a Beneficiary, based on: (i) its use, in any manner whatsoever, of any Non-Proprietary Know-how or Information Residuals; (ii) its use, within the scope of the license granted in Section 3(a) hereof, of the Developed Intellectual Property; or (iii) its use, in any manner whatsoever, of Post Research Agreement AMD Saxonia Developed Improvements or Post Research Agreement AMD Saxonia Developed Intellectual Property. The preceding sentence notwithstanding, AMD Inc. does not waive any rights, claims or causes of action based on the infringement and/or misappropriation of any patents, copyrights, mask works, trademarks and trade secrets, whether registered or not, which are owned by AMD Inc. or by an Affiliate of AMD Inc. other than AMD Saxonia and not licensed to AMD Saxonia hereunder; provided, however, that the use of Information Residuals shall not be deemed to constitute an infringement and/or misappropriation of any intellectual property rights of AMD Inc. or any AMD Company.

     Section 8. Term and Termination.
                --------------------

     (a) This Agreement shall commence on the date hereof and remain in full force and effect until the date five (5) years from the Loan Agreement Termination Date, unless sooner terminated as hereinafter provided.

     (b) This Agreement may be terminated: (i) by AMD Inc. if, subsequent to the occurrence of a Trigger Event (as defined below), AMD Saxonia is in material breach of any of its express obligations hereunder in respect of the restrictions on its use of, or in respect of its affirmative obligations with regard to, the Developed Intellectual Property, and such breach is not substantially cured by AMD Saxonia within thirty (30) days of its receipt of notice thereof; or (ii) by either AMD Inc. or AMD Saxonia at any time on or after the date on which both (x) the last copyright or patent for any of the Developed Intellectual Property expires, and (y) all principal, interest and other amounts owed or to be owed by AMD Saxonia under the Loan Agreement have been paid in full by or for the account of AMD Saxonia (and the Federal Republic of Germany has been reimbursed in full by or for the account of AMD Saxonia to the extent the Federal Republic of Germany makes any payment in respect of its guarantee of amounts outstanding under the Loan Agreement). Any such termination will be effective immediately upon receipt of notice of such termination by the non-terminating party. Upon termination of this Agreement, unless otherwise agreed among AMD Inc. and AMD Saxonia, AMD Saxonia agrees to immediately discontinue all use of the Developed Intellectual Property. In the event of a breach by AMD Saxonia of any of its obligations contained in this Agreement that do not relate to restrictions on the use of, or affirmative obligations with regard to, the Developed Intellectual Property, such breach shall not give rise to any right on the part of AMD Inc. to terminate this Agreement.

     (c) For purposes of this Section 8, any of the events described in subsections (i)-(v) below shall be a "Trigger Event":

          (i) termination of the AMD Saxonia Research Agreement for any reason whatsoever other than upon or following repayment by or for the account of AMD Saxonia) of the Loan Agreement and reimbursement in full of the Federal Republic of Germany by or for the account of AMD Saxonia to the extent the Federal Republic of Germany makes any payment in respect of its guarantee of amounts outstanding under the Loan Agreement;

          (ii) AMD Inc. ceasing to beneficially own, directly or indirectly, more than 50% of the share capital of AMD Saxonia having ordinary voting power for the election of directors of AMD Saxonia or AMD Saxonia ceasing to beneficially own the Plant;

          (iii) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of AMD Inc. in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law;

          (iv) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over AMD Inc. or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of AMD Inc. for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of AMD Inc.; and the continuance of any such events in this subpart (iv) for 90 days unless stayed, dismissed, bonded or discharged; or

          (v) AMD Inc. shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by AMD Inc. of any assignment for the benefit of creditors; or the inability or failure by AMD Inc. or the admission by AMD Inc. in writing of its inability to pay its debts as such debts become due; or the Board of Directors of AMD Inc. (or any committee thereof) adopting any resolution or otherwise authorizing action to approve any of the foregoing.

     (d) Section 8(b) above notwithstanding and without derogating from any obligations of AMD Holding under the AMD Saxonia Wafer Purchase Agreement to purchase inventory and/or work-in-progress upon a termination of that agreement, AMD Saxonia shall have the right to market and sell all of its inventory of products which utilizes any of the Developed Intellectual Property (including derivative works of such Developed Intellectual Property) existing as of the effective date of termination of this Agreement for the three month period following such effective date to the extent AMD Saxonia may do so at the time of such termination in accordance with rights and licenses granted to it under this Agreement. At the termination of such three-month period, however, AMD Saxonia shall destroy any such products, including any derivative works, which remain in the possession or control of AMD Saxonia or any of the AMD Saxonia Persons.

     (e) The provisions of Sections 2, 5, 7, 9, 10, 19, 20, 21 and 22 shall survive any termination of this Agreement, unless this Agreement has been terminated by mutual consent of AMD Inc., AMD Holding and AMD Saxonia after the Loan Agreement Termination Date.

     Section 9. Proprietary Technical Documentation.
                -----------------------------------

     (a) Each of AMD Holding and AMD Saxonia acknowledges and agrees that any and all Proprietary Technical Documentation, including all copies or parts thereof, shall be and remain the sole property of AMD Inc. and AMD Inc. shall retain the sole right to obtain copyright protection, mask or mask work registration and/or letters patent in any and all countries upon such Proprietary Technical Documentation.

     (b) Each of AMD Holding and AMD Saxonia further agrees that, upon the termination of the respective Service Agreements to which it is a party, AMD Inc. shall be entitled to remove all Proprietary Technical Documentation and all other documentation containing Confidential Information in accordance with the procedure set forth below, and that it shall not, without the written consent of AMD Inc., retain or take any copies or other reproductions of, nor shall it knowingly withhold from AMD Inc., any such Proprietary Technical Documentation or other documentation containing Confidential Information in its possession.

     (c) Promptly following the termination of the AMD Saxonia Research Agreement or of this Agreement, AMD Inc. shall be entitled to enter the Plant and any other AMD Saxonia premises for the purposes of removing all Confidential Information, including Proprietary Technical Documentation. AMD Saxonia shall cooperate with AMD Inc. and shall provide AMD Inc. with full access to its records and the records of all AMD Saxonia Persons and Affiliates (including without limitation any digital or other media on which Proprietary Product Know-how or other Confidential Information has been recorded) for purposes of allowing AMD Inc. to remove such Proprietary Technical Documentation and any other documentation containing Confidential Information. Representatives of AMD Saxonia shall be entitled to accompany AMD Inc. at all times while AMD Inc. is in the Plant for the purposes of recording those documents that are removed by AMD Inc. and/or lodging an objection to such removal on the basis that such documentation does not constitute Confidential Information. To the extent AMD Inc. desires to remove documentation that is not Confidential Information, AMD Inc. shall be permitted to do so at its sole expense.

     (d) As soon as AMD Inc. has completed the foregoing exercise, it shall certify to AMD Saxonia in writing that it has removed all Confidential Information known to it. AMD Inc. hereby acknowledges and agrees, on behalf of itself and all other AMD Companies, that any and all documentation or other items that it knowingly chooses not to remove from the Plant shall thereafter be deemed not to constitute Proprietary Technical Documentation or to contain Confidential Information.

     (e) Except where such failure was due to circumstances beyond its control (in which case, the removal process shall be completed as soon as reasonably practicable) or due to a breach by AMD Saxonia of its covenants to cooperate with AMD Inc., if AMD Inc. fails to complete the foregoing document removal process within thirty (30) days following the termination of the AMD Saxonia Research Agreement, AMD Inc. and all other AMD Companies shall be deemed to have waived any and all rights, claims and/or causes of action they have or in the future may have against AMD Saxonia, its successors and assigns, or against a Beneficiary based on the disclosure or use, for any purpose, by such Person of any documentation left in the Plant on the grounds that such documentation or the information contained therein is in any manner proprietary to AMD Inc. or another AMD Company.

     (f) In connection with the foregoing, AMD Inc. agrees to indemnify and hold harmless AMD Saxonia from and against any and all losses, costs and expenses resulting from any damage caused to the Plant by AMD Inc. during the course of conducting the document removal process.

     Section 10. Disclaimer.
                 ----------

     (a) EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, IN CONNECTION WITH THE DEVELOPED INTELLECTUAL PROPERTY AND THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PARTY SHALL HAVE ANY LIABILITY IN TORT OR STRICT LIABILITY, NOR SHALL IT BE LIABLE TO THE OTHER FOR ANY ORDINARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY SUCH OTHER PARTY IN RELATION TO THE DEVELOPED INTELLECTUAL PROPERTY.

     (b) IN FURTHERANCE OF THE FOREGOING, NEITHER PARTY WARRANTS THAT THE MANUFACTURE OF ANY PRODUCTS INTEGRATING THE DEVELOPED INTELLECTUAL PROPERTY WILL NOT INFRINGE ANY PATENT OR SIMILAR INTELLECTUAL PROPERTY RIGHTS OWNED OR POSSESSED BY ANY THIRD PARTIES.

     Section 11. Indemnification. AMD Saxonia agrees to indemnify, defend and
                 ---------------
hold harmless AMD Inc. from and shall pay all costs, fees and expenses (including reasonable attorney's fees) incurred by AMD Inc. arising out of a breach by AMD Saxonia of this Agreement, but only to the extent the breach takes place after the termination of the AMD Saxonia Research Agreement. AMD Inc. agrees to indemnify, defend and hold harmless AMD Saxonia from and shall pay all costs, fees and expenses (including reasonable attorney's fees) incurred by AMD Saxonia arising out of a breach by AMD Inc. of this Agreement.

     Section 12. Representations and Warranties. Each of AMD Holding and AMD
                 ------------------------------
Inc. hereby represents and warrants to AMD Saxonia that:

     (a) Organization; Corporate Power. It is duly incorporated and validly
         -----------------------------
existing under the laws of the jurisdiction of its organization; it is duly qualified or licensed and (where the term has a technical meaning) is in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties in such jurisdiction, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed will not materially adversely affect its financial condition, business, operations or prospects; and it has all requisite corporate power and authority (i) to own, operate, and lease its assets and properties and to carry on the business in which it is engaged and in which it currently proposes to engage; and (ii) to execute, deliver and perform its obligations under this Agreement.

     (b) Corporate Authority; No Conflict. The execution, delivery and
         --------------------------------
performance by it of this Agreement have been duly authorized by all necessary corporate action (including any necessary shareholder action) on its part and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect binding on it (which violation, the case of performance only, individually or in the aggregate could reasonably be expected to have a material adverse effect on the financial condition, business, operations or prospects of AMD Inc. and its Subsidiaries on a consolidated basis) or violate its charter, or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument, to which it is a party or by which it or its properties are bound, or (iii) result in or require (in either case except as contemplated by the Operative Documents as defined in the Loan Agreement) the creation or imposition of any encumbrance of any nature upon or with respect to any of the of the properties now owned by it, and it is not in default under or in violation of its charter, or any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement or instrument, which default or violation, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business, operations or prospects of it and its Subsidiaries on a consolidated basis.

     (c) Valid and Binding Obligation. This Agreement constitutes its legal,
         ----------------------------
valid and binding obligation, enforceable against it in accordance with its terms, subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and except as the enforceability thereof may be limited by general principles of equity (regardless of whether considered in a proceeding in equity or law).

     Section 13. Relationship of Parties. Each of the parties shall at all times
                 -----------------------
be independent contractors with respect to each other. Nothing in this Agreement shall constitute either party hereto as the partner, joint venturer, employee or agent of the other such party, and none of AMD Inc., AMD Holding or AMD Saxonia shall act or omit to act in such a way as to suggest the contrary to any third party.

     Section 14. Assignment. This Agreement shall be binding upon and enure to
                 ----------
the benefit of each party hereto and their respective successors and assigns; provided, however, that AMD Saxonia shall not have the right to transfer or
--------  -------
assign its interest in this Agreement without the prior written consent of both AMD Inc. and, prior to the Loan Agreement Termination Date, the Agent; provided
                                                                       --------
further, that AMD Saxonia may assign this Agreement to the Agent as security for
-------
the obligations of AMD Saxonia under the Loan Agreement and that, in connection with the enforcement of rights under such security, the rights of AMD Saxonia may be assigned to a transferee of the capital stock or all or substantially all of the assets of AMD Saxonia, so long as any transfer of the rights of AMD Saxonia under this Agreement in connection with the enforcement of rights under such security shall include the obligations of AMD Saxonia, including that any such transfer shall not change the location where and the manner in which the Developed Intellectual Property may be used pursuant to the rights and licenses granted under this Agreement.

     Section 15. Waivers. No delay or omission in exercise of any right or
                 -------
remedy of either party or any default by the other, and no custom or practice of the parties at variance with the terms of this Agreement, shall impair any right or remedy otherwise available nor shall it be construed as a waiver of any right or remedy. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision. Prior to the Loan Agreement Termination Date, AMD Saxonia shall have no right to waive any of its rights or remedies under this Agreement without the prior written consent of the Agent.

     Section 16. Rights Cumulative. The rights, remedies and powers of each of
                 -----------------
the parties contained in this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by applicable law. No single or partial exercise by any of the parties hereto of any right, remedy or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     Section 17. Further Assurances. At any time from time to time, upon the
                 ------------------
request of either party, the parties agree to execute and deliver such further documents and do such other acts and things as any party may reasonably request in order to effect fully the purpose of this Agreement. Without limiting the foregoing, each of AMD Inc. and AMD Holdings agrees to prepare and execute from time to time, at the expense of AMD Saxonia, such license agreements substantially on the terms hereof confirming the licenses and rights of AMD Saxonia granted hereby in any specific patent or copyright comprising Developed Intellectual Property as AMD Saxonia may reasonably request.

     Section 18. Notices. All notices and other communications required or
                 -------
permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, or by pre-paid telex, TWX or telegram, or by pre-paid courier service, or by telecopier, to the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below, or such other addresses or numbers specified in a notice sent or delivered in accordance with the provisions of this Section 18. Any such notice or communication shall be deemed to be given for purposes of this Agreement on the day that such writing or communication is delivered or, in the case only of a telex, TWX or telegram, sent to the intended recipient thereof, or in the case only of a telecopier, sent to the intended recipient thereof with confirmation of receipt, all in accordance with the provision of this Section 18.

     If to AMD Inc.:           Advanced Micro Devices, Inc.
                               One AMD Place
                               P.O. Box 3453
                               Sunnyvale, California 94088-3453
                               Attention: General Counsel
                               Facsimile: (408) 774-7399

     If to AMD Holding:        AMD Saxony Holding GmbH
                               Washingtonstrasse 16 A/B
                               01139 Dresden, GERMANY
                               Attention:  Geschaftsfuhrer
                               Facsimile:  49-351-8412-150

     If to AMD Saxonia:        AMD Saxony Manufacturing GmbH
                               Washingtonstra(beta)e 16 A/B
                               01139 Dresden, GERMANY
                               Attention:  Geschaftsfuhrer
                               Facsimile:  49-351-8412-150

     with a copy to:           Dresdner Bank A.G.
                               Dr. Kulz-Ring 10
                               01067 Dresden
                               Attention:  Direktion
                               Facsimile: 49-351-489-1350

     Section 19. No Effect on Other Agreements. No provision of this Agreement
                 -----------------------------
shall be construed so as to negate, modify or affect in any way the provisions of any other agreement among AMD Inc., AMD Holding, AMD Saxonia and/or any other person or entity except as specifically provided in any such other agreement.

     Section 20. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL
                 -------------
BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     Section 21. Expert Resolution of Certain Disputes.
                 -------------------------------------

     (a) In the event that following the termination of the AMD Saxonia Research Agreement or the AMD Saxonia Wafer Purchase Agreement: (i) AMD Inc. reasonably asserts that any information used by AMD Saxonia constitutes Proprietary Product Know-how or that any action by AMD Saxonia constitutes an infringement on any intellectual property rights of AMD Inc., or (ii) AMD Saxonia reasonably asserts that any document in the Plant that AMD Inc. wishes to remove does not constitute Proprietary Technical Documentation, the parties agree that they will refer the dispute between them to a technical expert for binding determination. Pending resolution of any such dispute, AMD Saxonia shall be entitled to continue to use the information or document in question on the terms of this Agreement.

     (b) In the event a dispute of the type set forth in Section 21(a) arises, the parties shall, within three (3) business days thereafter, appoint a mutually agreeable, appropriately qualified expert to resolve the dispute between the parties. If the parties cannot agree on the choice of the expert within such time frame, either party may request that the President of the European Patent Office appoint a suitably qualified expert to resolve the dispute. The decision of the President shall be final and binding on the parties.

     (c) The expert appointed by the parties, or in default, by the Institute, shall determine what information is required (and in what format) from either or both parties for the purposes of resolving the dispute and the parties agree to cooperate with such expert. In no event shall the expert take more than two (2) weeks from the date of appointment within which to reach his or her decision and the expert shall provide its decision in writing to both parties. All costs of the expert shall be shared equally by the parties. The decision of the expert shall be appealable only pursuant to the dispute resolution procedures set forth in
Section 22, and the decision of the expert shall be admissible to the record in any proceeding. The decision of the expert shall be final and binding on both parties unless appealed by the commencement of proceedings pursuant to Section 22 within ten (10) days of such decision.

     (d) With regard to the disputes referred to in Section 21(a), it is the intent of the parties that the expert resolution procedures contained in this
Section 21 shall be completed and the expert decision rendered before any other type of dispute resolution procedure, proceeding or action (including, but not limited to, the arbitration proceedings referred to in Section 22 or any other form of provisional or preliminary remedies) is commenced, prosecuted or otherwise pursued.

     Section 22. Arbitration of Disputes. Except as expressly provided in
                 -----------------------
Section 21, arbitration under this Section 22 shall be the exclusive means for a party to seek resolution of any dispute arising out of, relating to or connected with this Agreement, except that either party may bring an action before a competent court for the issuance of provisional or protective measures.

     (a) The parties hereto agree to submit any dispute, controversy or claim ("Dispute") arising out of, relating to or in any way connected with this Agreement to final and binding arbitration in Santa Clara County, California under the Commercial Arbitration Rules and Supplementary Procedures for International Commercial Arbitration of the American Arbitration Association ("AAA") then in force except as modified in accordance with the provisions of this Section.

     (b) The arbitral tribunal shall be composed of three arbitrators, one appointed by each party, and the two arbitrators so appointed shall, within 15 days appoint a third arbitrator who shall be chosen from a country other than those of which the parties are nationals, who shall be fluent in English, and who shall act as Chairman of the tribunal.

     (c) In arriving at decisions, the arbitrators shall apply the terms and conditions of this Agreement in accordance with the laws of the State of California.

     (d) The award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "New York Convention"). The English language shall be used in the arbitral proceedings and all exhibits and other evidence in a language other then English shall be accompanied by English translations when submitted into evidence before the arbitral tribunal.

     (e) The arbitrators are empowered to render the following awards in accordance with any provision of this Agreement or any related agreement: (i) enjoining a party from performing any act prohibited, or compelling a party to perform any act required, by the terms of this Agreement or any related agreement and any order entered pursuant to this Agreement and (ii) ordering such other legal or equitable relief, including any provisional legal or equitable relief, or specifying such procedures as the arbitrator deems appropriate, to resolve any Dispute submitted for arbitration. The parties shall be entitled to discover all documents and other information reasonably necessary for a full understanding of any legitimate issue raised in the arbitration. They may use all methods of discovery customary under U.S. federal law, including but not limited to depositions, requests for admission, and requests for production of documents. The time periods for compliance shall be set by the arbitrators, who may also set limits on the scope of such discovery. The arbitrators shall not be empowered to award consequential or punitive damages.

     (f) Either party may file an application in any proper court described in
Section 23 below for a provisional remedy in connection with an arbitrable controversy hereunder, but only upon the ground that the award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

     (g) The arbitrators shall issue to both parties a written explanation in English of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching the decision.

     (h) The award of the arbitral tribunal will be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. An award rendered in connection with an arbitration pursuant to this Section shall be final and binding upon the parties, and any judgment upon which an award may be entered and enforced in any court of competent jurisdiction.

     Section 23. Consent to Jurisdiction and Forum; AMD Saxonia Appointment of
                 -------------------------------------------------------------
Agent for Service of Process.
----------------------------

     (a) Subject to Sections 21 and 22, all judicial proceedings brought against any party hereto with respect to this Agreement may be brought in the United States District Court for the Northern District of California or in any branch of the Superior Court of the State of California sitting in Santa Clara County, California, and by execution and delivery of this Agreement, each such party accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of such courts. In addition, each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceedings, and hereby further irrevocably and unconditionally waives and agrees to the fullest extent permitted by law not to plead or claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

     (b) AMD Saxonia hereby irrevocably appoints CT Corporation Services as its agent to receive on behalf of AMD Saxonia and its property service of copies of the summons and complaint and any other process which may be served in any proceeding in any state or federal court of competent jurisdiction in the State of California.

     (c) AMD Holding hereby irrevocably appoints CT Corporation Services as its agent to receive on behalf of AMD Holding and its property service of copies of the summons and complaint and any other process which may be served in any proceeding in any state or federal court of competent jurisdiction in the State of California.

     Section 24. Language. This Agreement is in the English language, which
                 --------
language shall be controlling in all respects.

     Section 25. Entire Agreement. This Agreement, the Wafer Purchase Agreements
                 ----------------
and the Research Agreements embody the entire agreement and understanding between the parties with respect to the subject matter hereto. Neither party has relied upon any representation or warranty of the other party in entering into this Agreement except as expressly set forth herein.

     Section 26. Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     Section 27. Amendments. No modifications or amendments to this Agreement
                 ----------
shall be binding unless in writing and executed by each of the parties hereto. In addition, prior to the Loan Agreement Termination Date, no modification or amendment to this Agreement may be made without the prior written consent of the Agent.

     Section 28. EMU. The European Economic and Monetary Union anticipates the
                 ---
introduction of a single currency and the substitution of the national currencies of Member States participating in Monetary Union. On the date on which DM is replaced by the single currency, conversion into such currency shall take effect. The denomination of the original currency shall be retained for so long as this is legally permissible. Conversions shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the Member States participating in European Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation. This Agreement shall continue in full force and effect in accordance with its terms.


[Remainder of page intentionally left blank]

     IN WITNESS OF THE FOREGOING, AMD Inc., AMD Holding and AMD Saxonia have caused this Agreement to be executed by their authorized representatives as of the date first written above.



                                            ADVANCED MICRO DEVICES, INC.


                                            By: /s/ Marvin D. Burkett
                                               ---------------------------------

                                            Its:
                                               ---------------------------------


                                            AMD SAXONY MANUFACTURING GMBH


                                            /s/ Jack L. Saltich
                                            ----------------------------------
                                            Geschaftsfuhrer



                                            AMD SAXONY HOLDING GMBH


                                            /s/ Marvin D. Burkett
                                            ----------------------------------
                                            Geschaftsfuhrer